UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2009

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72097	74-2897368
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida (Address of principal executive offices)	33913 (Zip Code)

(239) 768-0600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of March 13, 2009, the Amended and Restated Shareholders’ Agreement dated March 21, 2005 (the “Amended and Restated Shareholders’ Agreement”) among NeoGenomics, Inc., a Nevada corporation (the “Company”), Michael Dent, Aspen Select Healthcare, LP (“Aspen”), John Elliot, Steven Jones and Larry Kuhnert was amended (the “Amendment”) to provide that the parties to such agreement will vote their shares in favor of limiting the Board of Directors of the Company to no more than eight (8) members.  Steven Jones and Michael Dent are each members of the Company’s Board of Directors.  Aspen beneficially owns greater than 10% of the Company’s outstanding common stock.  The general partner of Aspen is Medical Venture Partners, LLC, an entity controlled by Steven Jones and Peter Peterson.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment to Amended and Restated Shareholders’ Agreement made effective as of March 13, 2009 among the Company and each of the parties to the Amended and Restated Shareholders’ Agreement that were shareholders of the Company as of the effective date of the Amendment (i.e., Michael Dent, Aspen, Steven Jones and Larry Kuhnert), a copy of which is filed as an exhibit to this report.

The information set forth in Item 5.02 below is hereby incorporated by reference in this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is hereby incorporated by reference in this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 16, 2009, the Board of Directors of the Company has appointed Douglas M. VanOort, age 53, to the positions of Executive Chairman and Interim Chief Executive Officer. Mr. VanOort has also been appointed to the Company’s Board of Directors where he will serve as Chairman. Since 2004, Mr. VanOort has served as a General Partner and an Operating Partner of Summer Street Capital Partners, LLC, a private equity firm.  Since 2000, Mr. VanOort has also served as a Founding Partner and General Partner of Conundrum Capital Partners, LLC, a management advisory and investment firm.  In addition, since 2000, Mr. VanOort has served as the Chairman, Co-Founder and Co-Owner of Vision Ace Hardware, LLC, a retail hardware chain.  Mr. VanOort is a graduate of Bentley College and a certified public accountant.

On March 16, 2009, the Company entered into an employment agreement with Mr. VanOort (the “Employment Agreement”) to employ Mr. VanOort in the capacity of Executive Chairman and interim Chief Executive Officer.  The Employment Agreement has an initial term from March 16, 2009 through March 16, 2013, which initial term automatically renews for one year periods.  Mr. VanOort will receive a salary of $225,000 per year for so long as he spends not less than 2.5 days per week on the affairs of the Company.  He will receive an additional $50,000 per year while serving as the Company’s interim Chief Executive Officer; provided that he spends not less than 3.5 days per week on average on the affairs of the Company.  Mr. VanOort is also eligible to receive an annual cash bonus based on the achievement of certain performance metrics of at least 30% of his base salary (which includes amounts payable with respect to serving as Executive Chairman and interim Chief Executive Officer).  Mr. VanOort is also entitled to participate in all of the Company’s employee benefit plans and any other benefit programs established for officers of the Company.

The Employment Agreement also provides that Mr. VanOort will be granted an option to purchase 1,000,000 shares of the Company’s common stock under the Company’s Amended and Restated Equity Incentive Plan (the “Amended Plan”).  The exercise price of such option is $0.80 per share.  500,000 shares of common stock subject to the option will vest according to the following schedule (i) 200,000 shares will vest on March 16, 2010 (provided that if Mr. VanOort’s employment is terminated by the Company without “cause” then the pro rata portion of such 200,000 shares up until the date of termination shall vest); (ii) 12,500 shares will vest each month beginning on April 16, 2010 until March 16, 2011; (iii) 8,000 shares will vest each month beginning on April 16, 2011 until March 16, 2012 and (iv) 4,500 shares will vest each month beginning on April 16, 2012 until March 16, 2013.  500,000 shares of common stock subject to the option will vest based on the achievement of certain performance metrics by the Company.  Any unvested portion of the option described above shall vest in the event of a change of control of the Company.

Either party may terminate Mr. VanOort’s employment with the Company at any time upon giving sixty days advance written notice to the other party.  The Company and Mr. VanOort also entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement in connection with the Employment Agreement.

On March 16, 2009, the Company and the Douglas M. VanOort Living Trust entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which the Douglas M. VanOort Living Trust purchased 625,000 shares of the Company’s common stock at a purchase price of $0.80 per share (the “Subscription Shares”).  The Subscription Shares are subject to a two year lock-up that restricts the transfer of the Subscription Shares; provided, however, that such lock-up shall expire in the event that the Company terminates Mr. VanOort’s employment.  The Subscription Agreement also provides for certain piggyback registration rights with respect to the Subscription Shares.

On March 16, 2009, the Company and Mr. VanOort entered into a Warrant Agreement (the “Warrant Agreement”) pursuant to which Mr. VanOort, subject to the vesting schedule described below, may purchase up to 625,000 shares of the Company’s common stock at an exercise price of $1.05 per share (the “Warrant Shares”).  The Warrant Shares vest based on the following vesting schedule:  (i) 20% of the Warrant Shares vest immediately, (ii) 20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $3.00 per share for 20 consecutive trading days, (iii) 20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $4.00 per share for 20 consecutive trading days, (iv) 20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $5.00 per share for 20 consecutive trading days and (v) 20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $6.00 per share for 20 consecutive trading days.  In the event of a change of control of the Company in which the consideration payable to each common stockholder of the Company in connection with such change of control has a deemed value of at least $4.00 per share then the Warrant Shares shall immediately vest in full.  In the event that Mr. VanOort resigns his employment with the Company or the Company terminates Mr. VanOort’s employment for “cause” at any time prior to the time when all Warrant Shares have vested, then the rights under the Warrant Agreement with respect to the unvested portion of the Warrant Shares as of the date of termination will immediately terminate.

Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the unregistered securities described above was based on Section 4(2) of the Securities Act of 1933, as amended.

On March 3, 2009, the Company’s Board of Directors approved the Amended Plan, which amends and restates the NeoGenomics, Inc. Equity Incentive Plan, originally effective as of October 14, 2003, and amended and restated effective as of October 31, 2006.  The Amended Plan allows for the award of equity incentives, including stock options, stock appreciation rights, restricted stock awards, stock bonus awards, deferred stock awards, and other stock-based awards to certain employees, directors, or officers of, or key advisers or consultants to, the Company or its subsidiaries.  Revised provisions included in the Amended Plan include, among others, (i) provision that the maximum aggregate number of shares of the Company’s common stock reserved and available for issuance under the Amended Plan shall be 6,500,000 shares of common stock, (ii) deletion of provisions governing the grant of “re-load options” and (iii) that the Amended Plan shall expire on March 3, 2019.

The foregoing descriptions of the Employment Agreement, the Subscription Agreement, the Warrant Agreement and the Amended Plan do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, the Subscription Agreement, the Warrant Agreement and the Amended Plan copies of which are filed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1	Amendment to Amended and Restated Shareholders’ Agreement dated March 13, 2009 among the Company, Aspen, Steven Jones and Larry Kuhnert

10.2	Employment Agreement dated March 16, 2009 between NeoGenomics, Inc. and Douglas M. VanOort

10.3	Subscription Agreement dated March 16, 2009 between NeoGenomics, Inc. and the Douglas M. VanOort Living Trust

10.4	Warrant Agreement dated March 16, 2009 between NeoGenomics, Inc. and Douglas M. VanOort

10.5	Amended and Restated Equity Incentive Plan effective as of March 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/Robert Gasparini
Robert Gasparini
President

Date: March 19, 2009

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Amended and Restated Shareholders’ Agreement dated March 13, 2009 among the Company, Aspen, Steven Jones and Larry Kuhnert

10.2	Employment Agreement dated March 16, 2009 between NeoGenomics, Inc. and Douglas M. VanOort

10.3	Subscription Agreement dated March 16, 2009 between NeoGenomics, Inc. and the Douglas M. VanOort Living Trust

10.4	Warrant Agreement dated March 16, 2009 between NeoGenomics, Inc. and Douglas M. VanOort

10.5	Amended and Restated Equity Incentive Plan effective as of March 3, 2009